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                                                                   EXHIBIT 10.18



        Note:   Portions of this exhibit indicated by "[ * ]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of the Company's confidential treatment request.



                       SUSPENSION OF SERVICE AGREEMENT

                             DATE: April 3, 1996


CUSTOMER NAME:   800 Travel Systems Inc.          ("Customer")
(include DBA)    1 800 Low Air Fare

E (location):    3018 US Highway 301 North        PSEUDO CITY CODE;  4CG2
                 Tampa, FL 33619                  BILLING CUSTOMER:
                                                  NUMBER: N/A
                                                  ARR - 10884845

        As to certain financial considerations you have requested that all SABRE Agreement(s) ("Agreement") between Customer and American be suspended. American will suspend the Agreement(s) on the following terms and conditions:

        American, or its designated agents, will remove from SABRE access, all Standard Equipment as defined in the Agreement(s) and listed on the signature page of this document, as of a stop billing date of 04/01/96. The Standard Equipment will be physically removed from your place of business as soon as practical at the convenience of American, if the Standard Equipment is deemed returnable by American.

        Customer hereby forfeits all rights and equity, if any, in the Standard Equipment removed from Customer's place of business whether owned or unowned.

        Customer hereby agrees to pay to American all costs associated with removal of the Standard Equipment prior to such removal. The removal fee for your Standard Equipment is as follows (with a minimum charge of $[*]USD for [*] devices or [*]. Please note that Raytheon and ICOT 260 Processors count as two (2) devices:

        $[*]USD   per data line
        $[*]USD   per video agent set
        $[*]USD   per printer or any other device

        Customer hereby agrees to pay to American all charges due under the Agreement, including, but not limited to, unpaid amounts due American for not achieving the established SABRE Booking level through the stop billing date as indicated in paragraph 1 above. Thereafter, during the suspension period Customer will not be required to pay monthly charges or liquidated damage under the Agreement.

        If Customer decides to reinstall a computer reservation system at any time during the term of the Agreement, Customer thereby agrees to accept from American an equal number of devices (or such lesser amount as agreed by American) of whatever equipment provides the same capabilities as the Standard Equipment previously installed under the suspended Agreement. Customer further agrees to pay American's then current installation charge and will contract that equipment under terms and conditions offered at the time of that reinstallation.

        Customer hereby agrees to indemnify and hold harmless American, its employees and agents from any and all liabilities, damages, losses, expenses, claims, fines, demands, suits and judgments, including but not limited to attorneys' fees, costs and expenses incident thereto suffered by or recoverable against American or its employees or agents arising out of or related to the suspension of the Agreement.

        If Customer should sell or otherwise transfer or assign the assets or legal ownership of the location(s) subject to the Agreement, in whole or in part, Customer agrees that all contractual obligations suspended under the Agreement shall automatically resume and become fully enforceable retroactive to the stop billing date indicated in paragraph 1 above. Further, without limitation, this Suspension of Service Agreement shall not accrue to the benefit of any of Customer's successors or signs.




[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.


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        The individual signing this Suspension of Service Agreement on behalf of Customer, or if more than one, each of them, represents and warrants that
(i) he is duly authorized to execute this Suspension of Service Agreement on behalf of Customer, (ii) he has full power and authority to bind the Customer to the terms and conditions hereof; (iii) Customer has not sold, reffered or otherwise assigned the assets or legal ownership of the company either in whole or in part; and (iv) no representatives or warranties of Customer or the undersigned, nor any statements, written or oral, made or furnished to American nor herein or with respect to the organization or business of Customer, contains any untrue statement of a material fact or a material fact necessary to make the representation, warranty, or statement not misleading.

        Customer agrees to keep the terms of this Suspension of Service Agreement in the strictest confidence and secrecy. Customer shall not disclose, in whole or in part, the terms of this Suspension of Service Agreement to any third party (except the attorneys, accountants, and tax return preparers) without the prior written consent of American, or unless disclosure is spelled by subpoena or other lawful order.

        If Customer fails to comply with any term or condition of this Suspension of Service Agreement or if any representation warranty contained in Paragraph 8 proves not be true and correct, then all contractual obligations under the Agreement will automatically resume and become fully enforceable.

THE ABOVE TERMS AND CONDITIONS ARE ACCEPTABLE, AND THE REPRESENTATIONS AND WARRANTIES CONTAINED IN PARAGRAPH 8 ARE TRUE AND CORRECT, PLEASE INDICATE YOUR CONSENT BY EXECUTING AND RETURNING THIS SUSPENSION OF SERVICE AGREEMENT TO:

SABRE TRAVEL INFORMATION NETWORK
???? Box 619616 MD 3553
??? Airport, TX 75261-9616

PROVED AND ACCEPTED:

       CUSTOMER                        AMERICAN AIRLINES, INC.

/s/    LUCIEN BITTAR                 By:    /s/  S. McPHERSON
---------------------------                 ---------------------------------
       (Signature)                          (Signature)
Name:  Lucien Bittar                 Name:  S. McPherson
       ---------------------                --------------------------------
       (Print Name)                         (Print Name)
Title: President                     Title: Manager Financial Services
       ---------------------                --------------------------------
                                            SABRE Travel Information Network
Date:  4-10-96                       Date:  4-22-96
       ---------------------                --------------------------------

???signment Configuration Covered by this Suspension of Service Agreement:

_Video Agent Set(s) - Model Type: DED AST 730/16MB FS    To Be Returned: __No__
_Video Agent Set(s) - Model Type: DED AST FD GW          To Be Returned: __No__
_Video Agent Set(s) - Model Type: AST 170MB WS           To Be Returned: __No__
_Video Agent Set(s) - Model Type: AST 170MB WS           To Be Returned: __No__
_Video Agent Set(s) - Model Type: ADMIN AST 170MB WS     To Be Returned: __No__
_Printer(s) - Model Type:    TI1600                      To Be Returned: __No__
_Printer(s) - Model Type:    DOCUMAX 3300                To Be Returned: __No__
_Printer(s) - Model Type:    TI8920                      To Be Returned: __No__
_Printer(s) - Model Type:    TI885/BASIC                 To Be Returned: __No__
_Misc       - Model Type:    BACKUP TAPE UNIT            To Be Returned: __No__

ALL EQUIPMENT BEING ADDED/CONSOLIDATED AT BSTE**

??Rvsd 8/1/95                            2